Exhibit 10.13.1

OMNIBUS AMENDMENT TO

CREDIT AGREEMENT AND GUARANTY

dated as of February 8, 2005

among

SPINNAKER EXPLORATION COMPANY, L.L.C.,

AS BORROWER

and

SPINNAKER EXPLORATION COMPANY,

AS GUARANTOR

and

CERTAIN FINANCIAL INSTITUTIONS,

AS LENDERS

and

TORONTO DOMINION (TEXAS), LLC,

(successor to Toronto Dominion (Texas), Inc.)

AS ADMINISTRATIVE AGENT

OMNIBUS AMENDMENT TO CREDIT AGREEMENT AND GUARANTY

THIS OMNIBUS AMENDMENT TO CREDIT AGREEMENT AND GUARANTY (this “Amendment”), dated as of February 8, 2005 (the “Amendment Effective Date”) is among SPINNAKER EXPLORATION COMPANY, L.L.C., a Delaware limited liability company (the “Borrower”), SPINNAKER EXPLORATION COMPANY, a Delaware corporation (the “Guarantor”), each of the Lenders (as defined below) party hereto, Toronto Dominion (Texas) LLC (successor to Toronto Dominion (Texas), Inc.), as administrative agent (in such capacity together with its successors in such capacity, the “Administrative Agent”) for the Lenders (as defined in the Guaranty (as defined below)) party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, Bank of America, N.A., and Credit Suisse First Boston, Acting Through Its Cayman Island Branch, as co-syndication agents for the Lenders, and Bank of Montreal and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as co-documentation agents, The Toronto-Dominion Bank, as letter of credit issuing bank, and the commercial lending institutions parties thereto (the “Lenders”), have heretofore entered into that certain Credit Agreement, dated as of December 19, 2003 (as amended or modified from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, Spinnaker Exploration Company has heretofore made a Guaranty, dated December 19, 2003, in favor of the Administrative Agent, the Issuing Bank, the Lenders and certain hedge counterparties (the “Guaranty”); and

WHEREAS, the Credit Agreement contains various provisions intended to evidence the Lenders’ prior approval of the Borrower entering into the Front Runner SPAR Sale-Leaseback; and

WHEREAS, the Borrower has notified the Determining Banks in accordance with Section 6.2(d)(vi)(1) that it intends to consummate the Front Runner SPAR Sale-Leaseback within the relatively near future through the sale, transfer, contribution or other disposition by the Borrower of the Front Runner SPAR (i) to Spinnaker FR Spar Co., L.L.C., a Delaware limited liability company (“FR Spar Co.”), a newly formed, wholly-owned Subsidiary of the Borrower, and FR Spar Co.’s sale-leaseback of the Front Runner SPAR from a newly formed third-party lessor, or (ii) to a newly formed third-party lessor and the concurrent leasing from such lessor of the Front Runner SPAR by FR Spar Co.; and

WHEREAS, the Borrower has requested a waiver of the requirements of Section 6.1(d)(vii) of the Credit Agreement, which requires that the Borrower provide notice to the Administrative Agent and the Lenders within five (5) Business Days of the formation of any new Subsidiary, and Section 7.5 of the Credit Agreement, which requires any newly formed Subsidiary to deliver a Guaranty of the Obligations under the Credit Agreement; and

WHEREAS, upon the closing of the Front Runner SPAR Sale-Leaseback, (1) the availability of, and commitments under, the Tranche B Facility (which is undrawn as of the date hereof) shall automatically terminate and expire pursuant to Section 2.9 of the Credit Agreement and (2) all of the Security Documents heretofore delivered by the Borrower under the Credit Agreement shall be automatically terminated, and all Collateral encumbered thereby shall be automatically released, in accordance with Section 7.8 of the Credit Agreement; and

WHEREAS, Spinnaker Exploration Company has announced that it is in the process of entering into an international venture outside of the Gulf of Mexico that is similar to the Borrower’s existing lines of business and currently contemplates that Spinnaker Exploration Company will be in a non-operator position (the “International Investment”); and

WHEREAS, as part of the process of entering into the International Investment, Spinnaker Exploration Company has prior to the Amendment Effective Date (i) formed six new Subsidiaries of Spinnaker Exploration Company that are not Subsidiaries of the Borrower, (ii) made a payment of $11,762,408 from one of the Borrower’s operating accounts (the “International Investment Payment”), and (iii) provided performance guarantees that guaranty the performance of two of the newly-formed Subsidiaries of Spinnaker Exploration Company (the actions set forth in the foregoing clauses (i), (ii) and (iii), collectively, the “Preliminary Steps of the International Investment”); and

WHEREAS, Spinnaker Exploration Company and the Borrower have advised the Administrative Agent and the Lenders of the International Investment and the Preliminary Steps of the International Investment and requested a waiver of any breaches or defaults that may have resulted from the Preliminary Steps of the International Investment or any of the actions undertaken directly in connection with the International Investment prior to the Amendment Effective Date; and

WHEREAS, Spinnaker Exploration Company and the Borrower have also requested certain other modifications and amendments to, certain waivers of, and certain acknowledgments under, the Credit Agreement and the Guaranty to permit the consummation of the Front Runner SPAR Sale-Leaseback and the International Investment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, each of the Borrower, the Guarantor, the Administrative Agent, each Issuing Bank and the Lenders agree as follows:

Section 1. Defined Terms. Terms defined in the Credit Agreement are used in this Amendment with the same meaning, unless otherwise indicated.

Section 2. Amendments to Credit Agreement.

(a) The preamble of the Credit Agreement is hereby amended to delete the following phrase:

“THE TORONTO-DOMINION BANK, as letter of credit issuing bank (in such capacity together with its successors in such capacity, the ‘Issuer’ or the ‘Issuing Bank’),”

(b) Section 1.1 of the Credit Agreement is hereby amended by inserting each of the following defined terms therein in the alphabetically appropriate places:

“Aggregate Member Distributions” means, at the time in question, the sum of all distributions, dividends or repayments of Indebtedness made by Borrower (or any other Related Person on behalf of Borrower) to Spinnaker Exploration Company or WP Spinnaker Holdings, Inc. prior to the time in question during the then-current Fiscal Year pursuant to Section 6.2(e).

“Aggregate Non-Related Person Intercompany Loans” means, at the time in question, the aggregate principal amount of all loans made by any Related Person to Spinnaker Exploration Company or a Non-Related Person Subsidiary during the then-current Fiscal Year pursuant to Section 6.2(g).

“Aggregate Non-Related Person LC Obligations” means, at the time in question, the sum of the maximum amounts that all Issuing Banks might then or thereafter be called upon to advance under all outstanding Letters of Credit that Borrower has requested be issued on behalf of Spinnaker Exploration Company or a Non-Related Person Subsidiary pursuant to Section 3.1.

“Aggregate Non-Related Person Transfers” means, at the time in question, the sum of the Aggregate Member Distributions, the Aggregate Non-Related Person Intercompany Loans, and the Aggregate Non-Related Person LC Obligations.

“Front Runner Guaranty” means that certain Guaranty to be granted by the Borrower in favor of the Front Runner Lessor in connection with the Front Runner SPAR Sale-Leaseback.

“Front Runner JOA” means that Front Runner Prospect Joint Operating Agreement Outer Continental Shelf - Gulf of Mexico, dated effective as of May 1, 2000, as amended, supplemented, restated and modified from time to time, by and among Murphy Exploration & Production Company-USA, Dominion Exploration & Production, Inc., the Borrower and FR Spar Co.

“Front Runner Lease Documents” means the following documents, as they may be amended, supplemented, restated and modified from time to time: (i) that certain Participation Agreement to be entered into by and among Borrower, as guarantor, FR Spar Co., as lessee, and the other parties thereto; (ii) that certain Production Platform Lease Agreement to be entered into by and between FR Spar Co., as lessee, and Front Runner Lessor, as lessor; (iii) the Front Runner Guaranty; (iv) the Second Amendment to the Front Runner JOA; and (v) all other agreements and other documents entered into in connection with the Front Runner SPAR Sale-Leaseback.

“Front Runner Lessor” means Spinnaker Front-Runner Statutory Trust–2005-1 and its successors and assigns.

“Front Runner Reserves” means those mineral reserves of the Borrower attributable to Green Canyon Blocks 338, 339 and 382.

“Front Runner Reserve Rights” means any right of the Front Runner Lessor or any other party to any of the Front Runner Lease Documents to acquire the Front Runner Reserves in accordance with the Front Runner Lease Documents (but expressly excluding any grant in favor of the Front Runner Lessor of a mortgage, security interest or other similar encumbrance on the Front Runner Reserves); provided that nothing herein shall be deemed to permit the Borrower to sell, lease, transfer, exchange, alienate or dispose of its working interest in the Front Runner Reserves upon the exercise of any such right except as permitted by, and in accordance with, Section 6.2(d)(iii) hereof.

“FR Spar Co.” means Spinnaker FR Spar Co., L.L.C., a Delaware limited liability company and wholly-owned subsidiary of the Borrower, and its successors and assigns.

“FR Spar Co. Services Agreement” means that certain administrative services agreement to be entered into between the Borrower and FR Spar Co.

“Non-Related Person Subsidiary” means any Subsidiary of Spinnaker Exploration Company that is not a Related Person.

“Production Handling Agreement” means that certain Production Handling Agreement to be entered into by and between the Borrower and FR Spar Co. in connection with the Front Runner SPAR Sale-Leaseback relating to the use of the Front Runner SPAR by FR Spar Co. to gather the Borrower’s oil and gas production from the Front Runner Reserves.

(c) The following defined terms in Section 1.1 of the Credit Agreement are hereby amended and restated in its entirety as follows:

“Front Runner SPAR Sale-Leaseback” means any sale-leaseback transaction or arrangement pursuant to which the Borrower, Spinnaker Exploration Company or FR Spar Co. sells, transfers or otherwise conveys its interest in the Front Runner SPAR and FR Spar Co. leases such interest back from the purchaser of such interest.

“Issuer” or “Issuing Bank” means, at the election of the Borrower as set forth in the written application described in Section 3.2, either Toronto-Dominion Bank or Bank of America, N.A., in its capacity as the issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in this Credit Agreement.

“Maximum Asset Sales Amount” means (i) $10,000,000 at any time when the Tranche B Facility Amount is greater than $0 and (ii) $25,000,000 at any time when the Tranche B Facility Amount is equal to $0 (including upon the automatic implementation of the provisions of Section 2.9).

(d) The definition of “Related Person” and the following provisions of the Credit Agreement in which the defined term “Related Person” is used are hereby amended as follows:

(1) The definition of “Related Person” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Related Person” means any of the Borrower and each Subsidiary of Borrower, provided that each reference to “Related Person” in Articles VIII (other than Section 8.1(b)), IX and X shall be deemed to include the Guarantors.

(2) Each reference in the definitions of “Material Adverse Effect” and “Obligations” to “Related Person” or “Related Persons” shall be deleted and replaced with the words “Related Person or any Guarantor” or “Related Persons or Guarantors”, respectively.

(3) Each reference to “Related Person”, “Related Persons” or “Related Persons’” in the clauses or sections of the Credit Agreement listed below shall be deleted and replaced with the words “Related Person or any Guarantor”, “Related Persons or Guarantors” or “Related Persons’ or Guarantors’” respectively: Section 4.2(a), clauses (g), (h), (i) and (o) of Section 5.1, and subclause (iii) of Section 6.1(b).

(4) Each reference to “each Related Person”, “Related Persons” or “Related Persons’” in the clauses or sections of the Credit Agreement listed below shall be deleted and replaced with the words “each Related Person and each Guarantor”, “Related Persons and Guarantors” or “Related Persons’ and Guarantors’”, respectively: the introductory clause of Section 5.1, clauses (b), (c), (e) and (t) of Section 5.1, and clauses (g) and (k) of Section 6.1.

(e) The defined terms “Borrower’s Consolidated Interest Expense” and “EBITDA” in Section 1.1 of the Credit Agreement are hereby amended by inserting the phrase “Spinnaker Exploration Company or” before the phrase “any other Related Person” where such phrase appears in such defined terms.

(f) The defined term “Letter of Credit” in Section 1.1 of the Credit Agreement is hereby amended to replace the phrase “on behalf of any Related Person” with the phrase “on behalf of Spinnaker Exploration Company, any Non-Related Person Subsidiary or any Related Person”.

(g) The defined term “Oil and Gas Properties” in Section 1.1 of the Credit Agreement is hereby amended to replace the phrase “the Borrower, its Subsidiaries or any Guarantor” with the phrase “the Borrower or any of its Subsidiaries”.

(h) Section 2.11(a) of the Credit Agreement is hereby amended and restated to provide:

“(a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent or any trustee for reimbursement of expenses incurred as a result of the enforcement of any Security Document (including the Mortgage) under Sections 6.1(i) or 8.3 or Issuing Banks (pro rata in accordance with their respective Matured LC Obligations) under Section 3.3(a), and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree);”

(i) Section 2.13 of the Credit Agreement is hereby amended by inserting the following new clause (f) immediately following the existing clause (e) therein:

“(f) Notwithstanding anything herein to the contrary (including clauses (a) and (c) above), the sale, lease, sale and leaseback, transfer, exchange, alienation or disposition of the Borrower’s undivided interest in the Front Runner SPAR (but expressly excluding any working interest in the Front Runner Reserves) by the Borrower to FR Spar Co. and by FR Spar Co. to the Front Runner Lessor, in each case pursuant to the Front Runner Lease Documents, shall not result in an automatic decrease in the

Borrowing Base; provided that any sale, lease, transfer, exchange, alienation or disposition by the Borrower of its working interest in the Front Runner Reserves shall be made only to the extent permitted by, and in accordance with, Section 6.2(d)(iii).”

(j) Section 3.1(b) is hereby amended and restated in its entirety as follows:

“(b) (i) the aggregate amount of LC Obligations at such time does not exceed $60,000,000 and (ii) if such Letter of Credit is being issued on behalf of Spinnaker Exploration Company or a Non-Related Person, the Aggregate Non-Related Person Transfers do not exceed $75,000,000 after giving effect to the issuance of such Letter of Credit;”

(k) Sections 3.1(d) is hereby amended and restated in its entirety as follows:

“(d) such Letter of Credit is to be used for general corporate purposes (including as a guaranty of performance) of Spinnaker Exploration Company, any Non-Related Person Subsidiary or any Related Person;”

(l) Section 3.1(e) is hereby amended and restated in its entirety as follows:

“(e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Person’s Indebtedness for borrowed money, except where the Letter of Credit is delivered as a guaranty of such Person’s performance in connection with an operating, farmout, pooling, unitization, or other agreement of the scope and nature customary in the oil and gas industry;”

(m) Section 3.1(g) is hereby amended and restated in its entirety as follows:

“(g) the form and terms of such Letter of Credit are acceptable to the Issuing Bank in its sole and absolute discretion; and”

(n) Section 3.3(a) of the Credit Agreement is hereby amended by inserting the following new text at the end of the existing Section 3.3(a):

“The obligation of the Borrower under this Section 3.3(a) to reimburse an Issuing Bank for each payment or disbursement made by such Issuing Bank to settle its obligations under a Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any other Related Person may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; (v) any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Related Person; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower or any Related Person to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower or any Related Person that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.”

(o) Section 3.3(c) is hereby amended by deleting the final sentence thereof and inserting in place thereof the following:

“Each Lender’s obligation to pay Issuing Bank pursuant to the terms of this subsection is irrevocable and unconditional and shall not be affected by any circumstance, including any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Issuing Bank, the Borrower, or any other person for any reason whatever.”

(p) Section 3.5(b) is hereby amended and restated in its entirety as follows:

“(b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of Spinnaker Exploration Company, a Non-Related Person Subsidiary or any Related Person, or if the amount of any Letter of Credit is increased at the request of Spinnaker Exploration Company, a Non-Related Person Subsidiary or any Related Person, this Agreement shall be binding upon Spinnaker Exploration Company, such Non-Related Person Subsidiary or such Related Person, as applicable, with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by Issuing Bank or any of Issuing Bank’s correspondents in accordance with such extension, increase or other modification.”

(q) Section 3.6 is hereby amended by inserting the following new clause (d) immediately after the existing clause (c):

“(d) Pro Rata Treatment of Issuers. To the extent that any provision of this Section 3.6 shall require the delivery to an Issuing Bank of LC Collateral and the Borrower shall fail for any reason to deliver LC Collateral to the Issuing Banks in an amount equal to the aggregate amount of all LC Obligations of all Issuing Banks, each Issuing Bank shall pay to each other Issuing Bank, as applicable, an amount such that, after giving effect to any such payment, each Issuing Bank shall hold LC Collateral in proportion to such Issuing Bank’s LC Obligations relative to all LC Obligations of all Issuing Banks.”

(r) Section 5.1(d) is hereby amended and restated in its entirety as follows:

“(d) No Conflicts or Consents. The execution and delivery by the various Related Persons and the Guarantors of the Loan Documents to which each such Person is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any domestic or foreign law, statute, rule or regulation, (2) the organizational documents of any Related Person or Guarantor, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person or any Guarantor, (ii) result in the acceleration of any Indebtedness owed by any Related Person or Guarantor, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person or Guarantor except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by any Related Person or any Guarantor of any Loan Document or to consummate any transactions contemplated by the Loan Documents.”

(s) Section 5.1(j) is hereby amended and restated in its entirety as follows:

“(j) ERISA Liabilities. No Termination Event has occurred with respect to any ERISA Plan. Each Related Person and each Guarantor, to the extent applicable, is in compliance with ERISA in all material respects. No Related Person and no Guarantor is required to contribute to, or has any other absolute or contingent liability with respect to, any “multiemployer plan” as defined in Section 4001 of ERISA. Except as disclosed in Item 5.1(j) (“ERISA Liabilities”) of the Disclosure Schedule, no “accumulated funding deficiency” (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and the current value of each ERISA Plan’s benefits does not exceed by more than $500,000 the current value of such ERISA Plan’s assets available for the payment of such benefits.”

(t) Section 5.1(k) is hereby amended and restated in its entirety as follows:

“(k) Environmental and Other Laws. Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to (iii), (iv) and (v) below, where the failure to take such actions would not have a Material Adverse Effect):

(i) Neither any property of any Related Person or any Guarantor nor the operations conducted thereon violate any Environmental Laws;

(ii) Without limitation of clause (i) above, no property of any Related Person or any Guarantor nor the operations currently conducted thereon or, to the best knowledge of any of the Related Persons or Guarantors, by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending or, to the knowledge of the Related Person or Guarantor, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws;

(iii) All notices, permits, licenses or similar authorizations, if any, required pursuant to Environmental Laws to be obtained or filed in connection with the operation or use of the property of any Related Persons or any Guarantor have been duly obtained or filed, and the Related Persons and Guarantors are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(iv) All Hazardous Materials, solid waste, and oil and gas exploration and production wastes, if any, generated at the property of any Related Person or any Guarantor have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of each Related Person and each Guarantor, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or, to the knowledge of each Related Person and each Guarantor, threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(v) Each of the Related Persons and each Guarantor has taken all steps reasonably necessary to determine, and has determined, that no Hazardous Materials, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any Hazardous Materials on or to any property of the Related Persons or any Guarantor except, in each case, in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment; and

(vi) No Related Person and no Guarantor has any known contingent liability in connection with any release or threatened release of any oil, Hazardous Materials or solid waste into the environment.”

(u) Section 5.1(q) is hereby amended and restated in its entirety as follows:

“(q) Taxes. Each Related Person and each Guarantor has filed or caused to be filed all tax returns that, to the knowledge of such Related Person or such Guarantor, are required to be filed. Each Related Person and each Guarantor has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) where extensions have been obtained and (ii) any such impositions as to which the amount or validity is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Related Person or such Guarantor); no tax Lien has been filed, and, to the knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.”

(v) The introductory clause of Section 6.1(b) is hereby amended and restated in its entirety as follows:

“(b) Books, Financial Statements and Reports. Each Related Person and each Guarantor shall at all times maintain full and accurate books of account and records. Borrower shall maintain, and shall cause each Related Person and each Guarantor to maintain, a standard system of accounting and shall furnish the following statements and reports to Administrative Agent and Lender at Borrower’s sole expense:”

(w) Section 6.1(c) is hereby amended and restated in its entirety as follows:

“(c) Other Information and Inspections. Each Related Person shall, and shall cause its Subsidiaries to, and each Guarantor shall, keep books and records that accurately reflect all its business affairs and transactions. Each Related Person and each Guarantor shall promptly furnish to Administrative Agent and each Lender any information that Administrative Agent may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Person’s or Guarantor’s businesses and operations. At any reasonable time and from time to time, upon reasonable notice, each Related Person shall, and shall cause its Subsidiaries to, and each Guarantor shall, permit the Administrative Agent or any Lender or any of its agents or representatives thereof, to (a) examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, any such Related Person or Subsidiary of a Related Person or any Guarantor, and (b) discuss the affairs, finances and accounts of any such Related Person or Subsidiary of a Related Person or any Guarantor with any of their respective officers or directors; provided, however, notwithstanding the provisions of 8.3, the Administrative Agent or the Lender for whose benefit such inspection and visitation is made assumes the risk of any damage or injury to or by the Administrative Agent or such Lender (or the representatives thereof) as a result of the condition of any property of any such Related Person, Subsidiary of a Related Person or Guarantor so visited and inspected, the access and egress thereto (including, but not limited to wharves, docks, and helicopter landing areas), and any vice or defect therein or thereon, and assumes all responsibility for and hereby releases and indemnifies each Related Person and each Guarantor, its Affiliates, and their officers, directors, employees, and agents against any claim for damage or injury to or by the Administrative Agent or such Lender (or the representatives thereof) or to any such Related Person’s or its Subsidiary’s property or any Guarantor’s property that may be occasioned by inspection and visitation of any such Related Person’s or Subsidiary’s property or any Guarantor’s property; provided, however, that no Related Person, Subsidiary of a Related Person or Guarantor shall be required to disclose to the Administrative Agent, any Lender or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney’s work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information. The expense of any exercise by the Administrative Agent or any Lender of its rights under this

Section 6.1(c) shall not be payable by the Borrower unless a Default has occurred and is continuing at the time of the request or visit.”

(x) Section 6.1(d) is hereby amended and restated in its entirety to provide:

“(d) Notice of Material Events and Change of Address. Borrower shall promptly (but in no event later than five (5) Business Days after knowledge thereof), after it has knowledge, notify Administrative Agent and each Lender:

(i) of the occurrence of any act, condition or event that is reasonably likely to have a Material Adverse Effect;

(ii) of the occurrence of any Default;

(iii) of the acceleration of the maturity of any Indebtedness owed by any Related Person or any Guarantor or of any default by any Related Person or any Guarantor under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a Material Adverse Effect;

(iv) of the occurrence of any Termination Event;

(v) of any claim in an amount equal to 1% of Spinnaker Exploration Company’s Consolidated shareholder equity (based upon the most recent financial statements delivered pursuant to Section 6.1(b)), or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other claim asserted against any Related Person or any Guarantor or with respect to any Related Person’s or Guarantor’s properties which might exceed such amount;

(vi) of the institution of any material action, suit, proceedings, governmental investigation or arbitration against or affecting any Related Person or any Guarantor not previously disclosed in writing to Administrative Agent pursuant to this Section 6.1 or any material development in action, suit, proceeding, governmental investigation or arbitration already disclosed in either case which is likely to constitute a Material Adverse Effect;

(vii) the creation, acquisition or other formation of a Subsidiary of the Borrower; and

(viii) any Lease Default (as defined in the Front Runner Lease Documents) or any other material default by FR Spar Co. under any of the Front Runner Lease Documents.

Upon the occurrence of any of the foregoing, either the Related Persons or the Guarantors, as applicable, shall take all necessary or appropriate steps to remedy promptly any such Material Adverse Effect, Default, acceleration, default or Termination Event to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower shall also notify Administrative Agent in writing at least thirty (30) days prior to the date that any Related Person or any Guarantor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the properties and assets of such Related Person or such Guarantor, including the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.”

(y) Section 6.1(j) of the Credit Agreement is hereby amended by inserting the following new sentence immediately following the last sentence of the existing Section 6.1(j):

“Notwithstanding anything to the contrary in this Section 6.1(j), the Front Runner Reserve Rights shall not be deemed to violate the provisions of this Section 6.1(j); provided that any sale, lease, transfer, exchange, alienation or disposition by the Borrower of its working interest in the Front Runner Reserves, including upon the exercise of any such rights, shall be made only to the extent permitted by, and in accordance with, Section 6.2(d)(iii).”

(z) Section 6.2(a)(vi) of the Credit Agreement is hereby amended to delete the phrase “or Spinnaker Exploration Company”.

(aa) Section 6.2(a)(viii) of the Credit Agreement is hereby amended and restated in its entirety to provide:

“(viii) Indebtedness of the Borrower or FR Spar Co. arising out of the Front Runner SPAR Sale-Leaseback and any of the Front Runner Lease Documents.”

(bb) Section 6.2(b)(xvii) of the Credit Agreement is hereby amended and restated in its entirety to provide:

“(xvii) Liens to secure Indebtedness permitted by Section 6.2(a)(viii) provided that any Liens securing such Indebtedness do not at any time encumber any property other than the Front Runner SPAR, the Front Runner JOA, the Borrower’s equity interest in FR Spar Co., the Borrower’s or FR Spar Co.’s interest in the Front Runner Lease Documents (including, without limitation, the Production Handling Agreement and the FR Spar Co. Services Agreement) or, to the extent of the Front Runner Reserve Rights only, the Front Runner Reserves.”

(cc) Section 6.2(c) of the Credit Agreement is hereby amended by deleting the period at the end of the first sentence of such Section and inserting in place thereof the phrase “, provided that the Borrower shall be permitted to sell, transfer, contribute or otherwise convey the Front Runner SPAR to the Front Runner Lessor, either directly or indirectly through FR Spar Co., in either case, in accordance with the Front Runner Lease Documents.”

(dd) Section 6.2(d)(iii) of the Credit Agreement is hereby amended and restated in its entirety to provide:

“(iii) during any Fiscal Year, sales, transfers or dispositions of interests in (1) Oil and Gas Properties, or portions thereof, that are included in the Borrowing Base the fair market value of which, if any, as of the time of sale does not in the aggregate in such Fiscal Year exceed the Maximum Asset Sales Amount for all such sales, transfers or dispositions, provided that in the event that the Required Borrowing Base Lenders, in their sole discretion and in accordance with Section 10.1, permit any Related Person to sell any such properties that are included in the Borrowing Base in excess of such Maximum Asset Sales Amount in any such period, (A) the Determining Banks shall have the right to require a Borrowing Base redetermination, at Borrower’s cost, and (B) the Net Sales Proceeds therefrom shall be applied as set forth in Section 2.10(b)(ii); and (2) the Front Runner Reserves pursuant to the exercise of the Front Runner Reserve Rights, provided that (A) the Administrative Agent shall have received written notice of the exercise of any Front Runner Reserve Right promptly following the exercise thereof and not, in any event, less than thirty (30) days prior to the consummation of any such sale, transfer or disposition of the Front Runner Reserves, (B) the Determining Banks and the Required Borrowing Base Lenders shall have redetermined the Borrowing Base in accordance with Section 2.13 at the Borrower’s cost, and (C) the Borrower shall repay any Borrowing Base deficiency, if any, that results from the redetermination of the Borrowing Base pursuant to clause (B) immediately above in accordance with the provisions of Section 2.10(b);”

(ee) Section 6.2(d)(vi) of the Credit Agreement is hereby amended and restated in its entirety to provide:

“(vi) so long as no Event of Default exists and is continuing, the Borrower shall be permitted to sell, transfer or otherwise convey its interest in the Front Runner SPAR pursuant to the terms of the Front Runner SPAR Sale-Leaseback and the Front Runner Lease Documents, provided that (1) the Determining Banks shall have been provided with written notice of the terms of the Front Runner SPAR Sale-Leaseback not less than fifteen (15) Business Days’ prior to the consummation of the Front Runner SPAR Sale-Leaseback, which terms shall be usual and customary for similar leases, (2) all proceeds from the Front Runner SPAR Sale-Leaseback shall be applied in accordance with Section 2.10(b), and (3) the Tranche B Commitments shall terminate in accordance with Section 2.9.

(ff) Section 6.2(e) of the Credit Agreement is hereby amended and restated in its entirety to provide:

“(e) Limitation on Dividends and Redemption. No Related Person shall declare or pay any dividends on or make any other distribution in respect of any interest in it, nor will any Related Person directly or indirectly make any capital contribution to, or purchase, redeem, acquire or retire any securities issued by, any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person (except as expressly provided in this Section), or to redeem, purchase or defease any Indebtedness that is subordinated in right of payment to the Obligations. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made: (i) by any Related Person other than Borrower to Borrower without restriction or limitation; (ii) by any Related Person to Guarantors which are Subsidiaries of Borrower, to the extent that such Guarantors are using funds so contributed or paid for activities in which Borrower could invest directly under Section 6.2(f); (iii) by Borrower to Spinnaker Exploration Company or WP Spinnaker Holdings, Inc. by way of a distribution, dividend or repayment of Indebtedness owed by Borrower to Spinnaker Exploration Company, provided that such a distribution, dividend, or repayment either (A) is solely used directly or indirectly to pay either current taxes attributable to the taxable income of the Borrower or any Related Person or employee compensation paid within the ordinary course of business

(including bonuses and payments under employment contracts existing on the Closing Date) to employees of the Borrower, any other Related Person or any Guarantor or (B) when taken together with the Aggregate Non-Related Person Transfers, does not exceed $75,000,000 in the Fiscal Year in which such distribution, dividend or repayment is being made; provided that no such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions shall be permitted (a) if a Default or Event of Default has occurred and is continuing, (b) if a Default or Event of Default would occur as a result thereof, or (c) if a Borrowing Base Deficiency exists.”

(gg) Section 6.2(f) of the Credit Agreement is hereby amended by (A) deleting the entire last sentence which appears below clause (v), and (B) deleting the period at the end of the existing clause (v) thereto, inserting in place thereof a semicolon and inserting the following new clauses (vi) and (vii) immediately following the existing clause (v) (as amended hereby):

“(vi) the Borrower’s interest in the Front Runner SPAR to FR Spar Co. or a de minimis amount necessary for the initial capitalization of FR Spar Co.; and

(vii) any payments made by the Borrower to or on behalf of FR Spar Co. in respect of the Front Runner Guaranty or any indemnification obligation under any Front Runner Lease Document.”

(hh) Section 6.2(g) of the Credit Agreement is hereby amended and restated in its entirety to provide:

“(g) Limitation on Credit Extensions. Except for Permitted Investments, no Related Person shall extend credit, make advances or make loans other than: (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner; (ii) loans made in cash to Spinnaker Exploration Company, a Non-Related Person Subsidiary, another Related Person that is a Guarantor, or to the Borrower (to the extent (and only to the extent) repayment thereof shall be subordinated by an agreement in the form of Exhibit G to payment of the Obligations); provided that (A) any loan to Spinnaker Exploration Company or a Non-Related Person Subsidiary when taken together with the Aggregate Non-Related Person Transfers does not exceed $75,000,000 in the Fiscal Year in which such loan is being made, provided that no such loans shall be permitted (1) if a Default or Event of Default has occurred and is continuing, (2) if a Default or Event of Default would occur as a result thereof, or (3) if a Borrowing Base Deficiency exists, or (B) in addition to the limits set forth in Exhibit G, any payment of interest made before the Tranche A Commitment Termination Date on any such subordinated debt shall be permitted only if (1) such payment is solely used directly or indirectly to pay either current taxes attributable to the taxable income of the Borrower or any Related Person or employee compensation paid within the ordinary course of business (including bonuses and payments under employment contracts existing on the Closing Date) to employees of the Borrower, any other Related Person or any Guarantor, and (2) no Borrowing Base Deficiency exists; (iii) advances to operators under operating agreements entered into by the Borrower in the ordinary course of business; and (iv) loans and advances made by the Borrower to (or deemed to be made to) FR Spar Co. in respect of the Front Runner Guaranty or any indemnification obligation under any Front Runner Lease Document.”

(ii) Section 6.2(h) of the Credit Agreement is hereby amended and restated in its entirety to provide:

“(h) Transactions with Affiliates. No Related Person shall engage in any transaction with any of its Affiliates on terms that are less favorable to it than those which would have been obtainable at the time in arm’s-length dealing with Persons other than such Affiliates; provided that such restrictions shall not apply to transactions between or among (i) Spinnaker Exploration Company or any Non-Related Person(s), on the one hand, and any Related Person(s), on the other hand, pursuant to management or service agreements or agreements of a nature or scope customary in the oil and gas industry or (ii) Related Persons.”

(jj) Section 6.2(i) of the Credit Agreement is hereby amended by deleting the phrase “Except as expressly provided for in the Loan Documents” and inserting in place thereof the phrase “Except as expressly provided for in the Loan Documents or the Front Runner Lease Documents”.

(kk) Section 6.2(o) of the Credit Agreement is hereby amended by deleting the phrase “excluding this Agreement, any other Loan Document and” and inserting in place thereof the phrase “excluding this Agreement, any other Loan Document, the Front Runner Lease Documents and”.

(ll) Section 8.3(a) of the Credit Agreement is hereby amended by deleting the clause “; and promptly reimburse the Administrative Agent and any trustee for all amounts expended, advanced or incurred by the Administrative Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any other Loan Document, including without limitation, all costs and expenses of foreclosure;” and inserting in place thereof the following clause:

“and promptly reimburse the Administrative Agent, any Issuing Bank, any Lender and any trustee for all amounts expended, advanced or incurred by the Administrative Agent, such Issuing Bank, such Lender or such trustee to satisfy any obligation of the Borrower under this Agreement or any other Loan Document, including without limitation, all costs and expenses of foreclosure;”

(mm) Section 8.3(b) of the Credit Agreement is hereby amended to add the phrase “EACH ISSUING BANK,” after “TO INDEMNIFY THE ADMINISTRATIVE AGENT,” and before “ANY TRUSTEE,” in the first line of the first sentence.

(nn) Section 8.3(f) of the Credit Agreement is hereby amended and restated in its entirety to provide:

“(f) In the case of any indemnification hereunder, each Indemnified Party, as appropriate, shall give written notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.”

(oo) Section 9.4 of the Credit Agreement is hereby amended and restated in its entirety to provide:

“Section 9.4 Indemnification. Each Lender agrees to indemnify Administrative Agent, each Issuing Bank and each Joint Lead Arranger (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lenders’ Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Administrative Agent, any Issuing Bank or any Joint Lead Arranger growing out of, resulting from or in any other way associated with any of the Collateral or the properties and assets of the Related Persons, the Loan

Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY JOINT LEAD ARRANGER, PROVIDED ONLY THAT NO LENDER SHALL BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY JOINT LEAD ARRANGER FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY SUCH PERSON’S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. Cumulative of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for such Lender’s Percentage Share of any costs and expenses to be paid to Administrative Agent by Borrower under Section 6.1(i) to the extent that Administrative Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term “Administrative Agent”, “Issuing Bank” and “Joint Lead Arranger” shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.”

Section 3. Amendments to the Guaranty.

(a) Section 7(a) of the Guaranty is hereby amended by deleting the phrase “and with respect to the Guarantor as a ‘Related Person’ ”.

(b) Section 8(a) of the Guaranty is hereby amended and restated in its entirety to provide:

“(a) Affirmative Covenants. The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, or any Lender shall have any Commitment, the Guarantor will (i) cause the Borrower and each of Borrower’s Subsidiaries to perform or observe all of the covenants set forth in Section 6.1 of the Credit Agreement and all of the terms, covenants and agreements that the Loan Documents state that the Borrower is to perform or observe or that the Borrower is to cause its Subsidiaries to perform or observe, (ii) perform or observe all of the covenants set forth in clauses (b), (c), (d), (g) and (k) of Section 6.1 of the Credit Agreement that, in each case, state that the Guarantor shall perform or observe, and (iii) maintain and preserve its existence and its material rights, privileges, permits, licenses and franchises necessary to conduct its business in full force and effect and shall qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify would not have any Material Adverse Effect.”

(c) Section 8(b)(i) of the Guaranty is hereby amended and restated in its entirety to provide:

“(i) The Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain, or any Lender shall have any Commitment, the Guarantor will not (A) enter into or conduct any business, or cause the Borrower or any of Borrower’s Subsidiaries to enter into or conduct any business, that would prevent the Borrower or any other Related Person from fulfilling the requirements of Sections 6.1 and 6.2 of the Credit Agreement or (B) enter into any agreement prohibiting the Guarantor from amending or otherwise modifying this Guaranty or any other Loan Document to which the Guarantor is a party; and”

Section 4. Waiver of Certain Sections of Credit Agreement and Guaranty.

(a) Section 6.1(d)(vii) of the Credit Agreement (which requires that the Borrower deliver prompt notice of (but in any event within five (5) Business Days of knowledge of) the creation, acquisition or other formation of a Subsidiary of the Borrower) is hereby waived by the Administrative Agent and the Lenders party hereto with respect to the delivery of notice by the Borrower of its formation of FR Spar Co.

(b) Section 7.5 of the Credit Agreement (which requires that the Borrower deliver or cause to be delivered within five (5) Business Days after the Borrower or any Subsidiary creates, acquires or otherwise forms a Subsidiary, (a) certain Loan Documents including a Guaranty and, to the extent necessary to comply with the provisions of Section 7.2 of the Credit Agreement, a Mortgage, (b) all agreements, documents, instruments and other writings described in certain provisions of Section 4.1 with respect to such Subsidiary, and (c) certain other information regarding such Subsidiary) is hereby waived by the Administrative Agent and the Lenders party hereto with respect to the Borrower’s formation of FR Spar Co.

(c) The Administrative Agent, the Issuing Banks and the Lenders party hereto hereby waive any and all breaches of, or defaults under, the Credit Agreement, the Guaranty, or any other Loan Document arising from or related to the Preliminary Steps of the International

Investment or any other action or omission by Spinnaker Exploration Company or the Borrower directly in connection with the International Investment on or before the Amendment Effective Date, including any breaches of, or defaults under, Sections 5.1, 6.1, 6.2, 7.5, and 8.1 of the Credit Agreement and Sections 7 and 8 of the Guaranty. Borrower and the Guarantor acknowledge and agree that the International Investment Payment shall be included in the determination of the Aggregate Non-Related Person Transfer (as defined in the Credit Agreement as amended hereby) for the Fiscal Year ending December 31, 2005.

Section 5. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the prior or concurrent satisfaction, on or before March 31, 2005, of the conditions precedent that the Administrative Agent shall have received counterparts of this Amendment, duly executed by each of the Borrower, the Administrative Agent and the Required Borrowing Base Lenders. Upon satisfaction of the foregoing conditions precedent, this Amendment shall be effective as of the Amendment Effective Date.

Section 6. Conditions Subsequent. Promptly following the effectiveness of this Amendment, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent a Subordination Agreement from Spinnaker Exploration Company and WP Spinnaker Holdings, Inc., with respect to all intercompany loans or advances, whether then outstanding or incurred in the future, owed by the Borrower or any other Related Person (as such term is amended hereby) to Spinnaker Exploration Company or WP Spinnaker Holdings, Inc., together with an opinion of counsel to Spinnaker Exploration Company and WP Spinnaker Holdings, Inc., with respect to the enforceability of such Subordination Agreement, in each case, in form an substance acceptable to the Administrative Agent.

Section 7. Representations and Warranties. To induce the Majority Lenders and the Administrative Agent to enter into this Amendment, each of the Borrower and the Guarantor hereby reaffirms, as of the date hereof, its respective representations and warranties contained in Article V of the Credit Agreement as amended hereby (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall relate solely to such earlier date) and additionally represents and warrants as follows:

(a) Authorization. Each of the Borrower and the Guarantor has duly taken all action necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.

(b) No Conflicts or Consents. The execution and delivery by Borrower and Guarantor, respectively, of this Amendment, the performance by each of its obligations under this Amendment, and the consummation of the transactions contemplated by this Amendment, do not and will not (i) conflict with any provision of (1) any domestic or foreign law, statute, rule or regulation, (2) the organizational documents of Borrower or Guarantor, respectively, or (3) any agreement, judgment, license, order or permit applicable to or binding upon Borrower or Guarantor, respectively, (ii) result in the acceleration of any Indebtedness owed by Borrower or Guarantor, respectively, or (iii) result in or require the creation of any Lien upon any assets or properties of the Borrower except as expressly permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by Borrower or Guarantor, respectively, of this Amendment or to consummate any transactions contemplated by this Amendment.

(c) Enforceable Obligations of Borrower. This Amendment and the Credit Agreement as amended by this Amendment will, on the due execution and delivery hereof, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Enforceable Obligations of Guarantor. This Amendment and the Guaranty as amended by this Amendment will, on the due execution and delivery hereof, constitute the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) No Defaults. (i) No Default has occurred and is continuing or will result from the consummation of the Front Runner SPAR Sale-Leaseback or the execution, delivery and effectiveness of the Front Runner Lease Documents and (ii) after giving effect to this Amendment, no Default that has not been waived hereby has occurred and is continuing or will result from the consummation of the International Investment.

Section 8. Release of Security Documents. In addition to the automatic release of the Security Documents pursuant to Section 7.8 of the Credit Agreement, and in the furtherance thereof, the Administrative Agent shall, at the Borrower’s sole cost and expense, undertake such actions as reasonably requested by the Borrower and reasonably necessary to evidence the termination of the Security Documents under Credit Agreement and the release of the Collateral thereunder.

Section 9. Reaffirmation of Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement and the Guaranty, and the Credit Agreement and the Guaranty, as amended hereby, respectively, are hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement or the Guaranty in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement or the Guaranty as amended hereby.

Section 10. Re-grant of Cash Collateral Security Interest. Borrower hereby assigns and grants to each Issuing Bank (including, in such capacity, The Toronto Dominion Bank and Bank of America, N.A.) a continuing security interest in all LC Collateral paid by it to such Issuing Bank, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, the Notes, and the other Loan Documents. Borrower further agrees that each Issuing Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

Section 11. Severability. If any term or provision of any Amendment shall be determined to be illegal or unenforceable, all other terms and provisions of this Amendment shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

Section 12. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof or thereof.

Section 13. Counterparts. This Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.

Section 14. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

Section 15. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns, except that neither the Borrower nor the Guarantor may assign or otherwise transfer any of their rights under this Amendment without the prior written consent of all Lenders.

Section 16. ENTIRE AGREEMENT. THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BORROWER:

SPINNAKER EXPLORATION COMPANY, L.L.C.

By:	SPINNAKER EXPLORATION COMPANY, as Managing Member

By:	/s/ ROBERT M. SNELL
Name:	Robert M. Snell
Title:	Vice President, Chief Financial Officer and Secretary

GUARANTOR:

SPINNAKER EXPLORATION COMPANY

By:	/s/ ROBERT M. SNELL
Name:	Robert M. Snell
Title:	Vice President, Chief Financial Officer and Secretary

LENDERS

TORONTO DOMINION (TEXAS), LLC
(successor to Toronto Dominion (Texas), Inc.),
as Administrative Agent, Lender and Issuing Bank

By:	/s/ JIM BRIDWELL
Name:	Jim Bridwell
Title:	Authorized Signatory

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BANK OF AMERICA, N.A.,
as Lender and Issuing Bank

By:	/s/ RONALD E. MCKAIG
Name:	Ronald E. McKaig
Title:	Senior Vice President

CREDIT SUISSE FIRST BOSTON,
ACTING THROUGH ITS CAYMAN
ISLANDS BRANCH, as Lender

By:	/s/ VANESSA GOMEZ
Name:	VANESSA GOMEZ
Title:	VICE PRESIDENT

and

By:	/s/ GREGORY S. RICHARDS
Name:	Gregory S. Richards
Title:	Associate

HARRIS NESBITT FINANCING, INC. (formerly known as BMO Nesbitt Burns Financing, Inc.), as Lender

By:	/s/ JAMES V. DUCOTE
Name:	James V. Ducote
Title:	Vice President

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)), as Lender

By:	/s/ ELIZABETH PAVLAS
Name:	ELIZABETH PAVLAS
Title:	ASSOCIATE

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as Lender

By:	/s/ CALLI S. HAYES
Name:	Calli S. Hayes
Title:	Managing Director

By:	/s/ DAVID M. WAILL
Name:	David M. Waill
Title:	Managing Director

SOCIÉTÉ GÉNÉRALE,
as Lender

By:	/s/ STEPHEN W. WARFEL
Name:	Stephen W. Warfel
Title:	Vice President

SOUTHWEST BANK OF TEXAS N.A.,
as Lender

By:	/s/ KENNETH R. BATSON, III
Name:	Kenneth R. Batson, III
Title:	Vice President
Energy Lending

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